Exhibit (l)(2)

ATTORNEYS AT LAW

1025 Thomas Jefferson Street, NW | Suite 400 West

Washington, DC 20007-5208

202.965.8100 | fax 202.965.8104

www.carltonfields.com

Atlanta

Florham Park

Hartford

Los Angeles

Miami

New York

Orlando

Tallahassee

Tampa

Washington, DC

West Palm Beach

April 28, 2023

National Life Insurance Company

One National Life Drive

Montpelier, Vermont 05604

Re:	National Variable Annuity Account II
Post-Effective Amendment No. 39 to Registration Statement on N-4
File Nos. 333-19583 and 811-08015

Ladies and Gentlemen:

We have acted as counsel to National Life Insurance Company, a Vermont corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the statement of information filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Carlton Fields, P.A.

Carlton Fields, P.A.

Carlton Fields, P.A.

Carlton Fields, P.A. practices law in California through Carlton Fields, LLP.